Exhibit 10.04

GLU MOBILE INC.

2018 EQUITY INDUCEMENT PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

(Global)

GRANT NUMBER:

The terms defined in Glu Mobile Inc.’s (the “Company”) 2018 Equity Inducement Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice of Grant”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”), subject to the terms and conditions set forth in this Notice of Grant, the attached Award Agreement (Restricted Stock Units) (hereinafter the “RSU Agreement”), including any country-specific terms and conditions for Participant’s country attached in an appendix to the RSU Agreement (the “Appendix” and collectively, the “Agreement”) and the Plan (available in hard copy by request), all of which are incorporated herein by reference, as follows:

Number of RSUs:

Date of Grant:

First Vesting Date:________________________________

Expiration Date:The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date as further described in Section 5 of the RSU Agreement.

Vesting Schedule:Subject to your continued service as an employee, director or consultant of the Company or a Subsidiary, the RSUs will vest as follows: __________________________________.   If any portion of the RSUs vest on a date that is a non-trading day on the Nasdaq Market, then the award will vest on the next trading day.

Participant understands that his or her continued service relationship with the Company or a Subsidiary is for an unspecified duration, can be terminated at any time (to the fullest extent permitted by applicable law), and that nothing in this Notice of Grant, the Agreement or the Plan changes the ability of the Company or the employing Subsidiary to terminate the service relationship.  Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant is earned only by continuing service as an employee, director or consultant of the Company or a Subsidiary.  Participant also understands that this Notice of Grant is subject to the terms and conditions of the Agreement and the Plan, both of which are incorporated herein by reference.  Participant has read both the Agreement and the Plan.

PARTICIPANTGLU MOBILE INC.

Signature:_____________________________By:_____________________________

Print Name:____________________________Its: _____________________________

24310/00003/FW/10031976.1

GLU MOBILE INC.

2018 EQUITY INDUCEMENT PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Global)

Unless otherwise defined herein, the terms defined in the Company’s 2018 Equity Inducement Plan, as amended (the “Plan”), shall have the same defined meanings in this Award Agreement (Restricted Stock Units) (this “RSU Agreement”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Grant (“Notice of Grant”) and this RSU Agreement, including any country-specific terms and conditions for Participant’s country attached in an appendix to this RSU Agreement (the “Appendix” and collectively, the “Agreement”).

1.

Settlement.  Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice of Grant.  Unless otherwise set forth in this Agreement, settlement of RSUs shall be in Shares.

2.

No Stockholder Rights.  Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to receive dividends or other distributions on such Shares or to vote such Shares.

3.	Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant.
4.	No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.
5.	Termination. If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate.

For purposes of this grant of RSUs, the Termination Date is deemed to occur on the date Participant is no longer actively providing services to the Company or a Subsidiary (regardless of the reason for such Termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is employed or providing services or the terms of Participant’s employee agreement, if any), and will not be extended by any notice period (e.g., Participant’s period of employment would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or providing services or the terms of Participant’s employment agreement, if any).

If there is any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

6.

Acknowledgement.  The Company and Participant agree that the RSUs are granted under and governed by the Notice of Grant, this Agreement and by the provisions of the Plan (incorporated herein by reference).  Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.

7.	Nature of Grant. In accepting the grant, the Participant acknowledges, agrees and understands that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;

(c)all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

(d)the Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Participant’s employment relationship (if any) at any time;

(e)the Participant is voluntarily participating in the Plan

(f)the RSUs and any Shares acquired under the Plan, and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of the Participant’s employment or service contract, if any;

(g)the RSUs and any Shares acquired under the Plan, and the income and value of same, are not intended to replace any pension rights or compensation;

(h)the RSUs and any Shares acquired under the Plan, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement  or welfare benefits or similar payments, and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Parent, Subsidiary or affiliate of the Company;

(i)the RSUs and the Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Parent, Subsidiary or affiliate of the Company;

(j)the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Termination by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws or whether or not later found to be invalid in the jurisdiction where he or she is providing services or under the terms of the employment agreement, if any) and in consideration of the grant of the RSUs, the Participant agrees not to institute any claim against the company or the Employer;

(l)unless otherwise agreed with the Company, the RSUs and any Shares acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Parent or Subsidiary

(m)neither the Company, the Employer nor any other Parent, Subsidiary or affiliate of the Company is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States dollar that may affect the value of the RSUs or of any amounts due to him or her from the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement; and

(n)unless otherwise provided in the Plan or by the Company in its discretion, the grant of the RSUs and the benefits under the Plan, if any, do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchange, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock.

8.

No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the Shares.  Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

9.

Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other RSU grant materials by and among the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and any Subsidiary may hold certain personal information about him or her, including, but not limited to, name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to E*Trade Financial Services or such other stock plan service provider designated by the Committee which may be assisting the Company presently or in the future with the implementation, administration and management of the Plan.  Participant understands that the recipients of the Data may be located in the U.S. or elsewhere, and that the recipients’ country (e.g., the U.S.) may have different data privacy laws and protections than Participant’s country.  Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative.  Participant authorizes the Company, E*Trade Financial Services and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.  Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Company or any Subsidiary will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact his or her local human resources representative.

Finally, upon request of the Company or the service recipient, Participant agrees to provide a separate executed data privacy consent form (or any other agreements or consents) that the Company or the service recipient may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future.  Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Company and/or the service recipient.

10.

Appendix.  Notwithstanding any provisions in this RSU Agreement, the RSUs shall be subject to any special terms and conditions set forth in the Appendix to this RSU Agreement for Participant’s country.  Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of this RSU Agreement.

11.

Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

12.

Responsibility for Taxes.  Regardless of any action the Company or, if different, Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges and agrees that the Company and/or the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.

Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Before any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to any Tax-Related Items by one or a combination of the following:

(i)withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(ii)withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

(iii)withholding in Shares to be issued upon settlement of the RSUs; or

(iv)Participant’s payment of a cash amount (including by check representing readily available funds or a wire transfer); or

(v)any other arrangement approved by the Committee and permitted under applicable law.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described above.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

Notwithstanding the foregoing methods of withholding, if Participant is a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (i)-(v) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event.

If Participant is a Section 16 officer of the Company under the Exchange Act, unless determined otherwise by the Committee in advance of a Tax-Related Items withholding event, the method of withholding for this RSU will be (iii) above.

13.

Compliance with Laws and Regulations.  The issuance and delivery of Shares to Participant will be subject to and conditioned upon compliance by the Company and Participant with all applicable U.S. or foreign state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.  Participant understands that the Company is under no obligation to register or qualify the Common Stock with any state, federal or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.  Further, Participant agrees that the Company shall have unilateral authority to amend the Plan and this RSU Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.  Finally, the Shares issued pursuant to this RSU Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

14.

Successors and Assigns.  The Company may assign any of its rights under this Agreement.    This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

15.

Governing Law; Venue.  For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of the City and County of San Francisco, California, or the United States federal courts for the Northern District of California, and no other courts.  This Agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.  If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

16.

Severability.  The provisions of this Agreement are severable.  If any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.

Signatures.  The Participant’s acceptance of the Notice of Grant, this Agreement and any other written agreement entered into between the Participant and the Company with respect to the RSU shall be considered an electronic signature for all legal purposes, and such acceptances and acknowledgements shall be enforceable pursuant to applicable law.

18.

Waiver.  Participant acknowledges that a waiver by the Company of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

19.

No Rights as Employee.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary, to terminate Participant’s employment relationship for any reason, with or without cause.

20.

Language.  If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

21.

Entire Agreement; Enforcement of Rights.  This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No adverse modification of or adverse amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement (which writing and signing may be electronic). The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.

22.

Insider Trading Restrictions/Market Abuse Laws.  Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell the Shares or rights to Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions and understands that Participant should consult his or her personal legal advisor on such matters.   In addition, Participant acknowledges that he or she read the Company’s Insider Trading Policy, and agrees to comply with such policy, as it may be amended from time to time, whenever Participant acquires or disposes of the Company’s securities.

23.

Foreign Asset/Account Reporting Requirements.  Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash resulting from his or her participation in the Plan.  Participant may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in Participant’s country and/or repatriate funds received in connection with the Plan within certain time limits or according to specified procedures.  Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal and tax advisors on such matters.

24.

Electronic Delivery and Acceptance.  By Participant’s acceptance of the Notice (whether in writing or electronically), Participant and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement.  Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement.  Participant further agrees to notify the Company upon any change in Participant’s residence address.  By acceptance of the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the SEC, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs and current or future participation in the Plan.  Electronic delivery may include the delivery of a link to the Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion.  Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail to Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail to Stock Administration.

25.

Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Participant’s participation in the Plan and the RSU grant to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

26.

Award Subject to Company Clawback or Recoupment.  The RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other Service that is applicable to Participant.  In addition to any other remedies available under such policy, applicable law may require the cancellation of Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to Participant’s RSUs

27.

Acknowledgment.  By Participant’s signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Agreement.  Participant has reviewed the Plan, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to signing this Agreement, and fully understands all provisions of the Plan, the Notice of Grant and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and this Agreement.  Participant further agrees to notify the Company upon any change in Participant’s residence address.

APPENDIX

GLU MOBILE INC.

2018 EQUITY INDUCEMENT PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Global)

COUNTRY SPECIFIC TERMS AND CONDITIONS

Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSUs granted to Participant under the Plan if Participant resides and/or works in one of the countries below.  This Appendix forms part of the Agreement.  Any capitalized term used in this Appendix without definition will have the meaning ascribed to it in the Notice, the Agreement or the Plan, as applicable.

If Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, or Participant transfers employment and/or residency between countries after the Date of Grant, the Company will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.

Notifications

This Appendix may also include information regarding certain other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of April 2018.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in RSUs or sells shares acquired upon vesting of the RSUs.  In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result.  Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her individual situation.

If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing, or if Participant transfers to another country after the grant but prior to the vesting of the RSUs, the notifications contained herein may not be applicable to Participant.

Canada

Terms and Conditions

RSUs Payable Only in Shares.  Notwithstanding any discretion contained in Section 9.3 of the Plan or Section 1 of the RSU Agreement, the grant of RSUs does not provide any right for Participant to receive a cash payment and the RSUs are payable in Shares only.

Termination.    The following provision replaces the second paragraph of Section 5 of the RSU Agreement:

For purposes of this grant of RSUs, the Termination Date is deemed to occur effective as of the earlier of (a) the date Participant is no longer actively providing services to the Company or any Subsidiary, and (b) the date Participant receives notice of termination of service from the Employer, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law).

Notifications

Securities Law Information.  Participant will not be permitted to sell or otherwise dispose of the shares acquired upon vesting of the RSUs within Canada.  Participant will only be permitted to sell or dispose of any shares acquired under the Plan if such sale or disposal takes place outside of Canada on the facilities on which such shares are traded.

The following provisions apply if Participant is a resident of Quebec:

Language Consent.  The parties acknowledge that it is their express wish that the RSU Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy.  The following provision supplements Section 9 of the RSU Agreement:

Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan.  Participant further authorizes the Company and any Subsidiary to record such information and to keep such information in Participant’s employment file.

India

Notifications

Exchange Control Information.  Indian residents are required to repatriate any cash dividends paid on Shares and any proceeds from the sale of such Shares to India within such period of time as may be required under applicable regulations.  Upon repatriation, Indian residents should obtain a foreign inward remittance certificate (“FIRC”) from the bank where they deposit the foreign currency and should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information.  Indian residents are required to declare the following items in their annual tax return: (i) any foreign assets held by them (including Shares acquired under the Plan and held outside of India), and (ii) any foreign bank accounts for which they have signing authority.  Participant is responsible for complying with applicable foreign asset tax laws in India and should consult with a personal tax advisor in this regard.

United States

Terms and Conditions

Termination.  This provision supplements the second paragraph of Section 5 of the RSU Agreement:

Participant’s employment constitutes employment at-will, and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or if applicable, Subsidiary of the Company, to terminate Participant’s employment, for any reason at any time.

Responsibility for Taxes.  The following provisions supplement Section 12 of the RSU Agreement:

Participant acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition.  Upon vesting of the RSU, Participant will include in income the fair market value of the Shares subject to the RSU.  The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law.  Unless the Company notifies Participant in writing (where email will suffice) that Participant will make arrangements to pay the Company applicable income and employment taxes in cash, the Company shall withhold a number of Shares with a fair market value (determined on the applicable vesting date of the RSU) equal to up to the maximum amount the Company is required to withhold for income and employment taxes.  Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement.  Further, a RSU is considered a deferral of compensation that is subject to Section 409A of the Code.  Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RSU

2

with respect to distribution of any deferred compensation.  Participant should consult his or her personal tax advisor for more information on the actual and potential tax consequences of this RSU.

For purposes of the Agreement and to the extent applicable to a Participant, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”).  Notwithstanding anything else provided herein, to the extent any payments/consideration provided under this Agreement constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (a) the expiration of the six-month period measured from the separation from service from the Company or (b) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral.  To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A.  Payments pursuant to this provision are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

3